UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 16, 2026
Gates Industrial Corporation plc
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1144 Fifteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	GTES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On July 16, 2026, Gates Industrial Corporation plc (“Old Gates” and together with its subsidiaries, the “Gates Group”) and Gates Industrial Corporation Ltd., a Bermuda exempted company limited by shares (“New Gates”), received approval from the High Court of Justice of England and Wales of a statutory scheme of arrangement under English law (the “Scheme”), previously approved by Old Gates shareholders on June 25, 2026. Pursuant to the Scheme, as previously disclosed, New Gates will become the parent holding company of the Gates Group (the “Redomiciliation”). The Scheme is expected to become effective, and the Redomiciliation is expected to be consummated, on July 20, 2026 (the “Effective Date”).
On the Effective Date, each ordinary share, of $0.01 nominal value per share, of Old Gates (collectively, the “Old Gates Shares”) will be cancelled and Old Gates shareholders as of the record time of the Scheme (5:00 p.m. Eastern Time on July 17, 2026) will receive the equivalent number of common shares, par value $0.01 per share, of New Gates (collectively, the “New Gates Shares”).
Subject to completion of the Scheme, it is expected that the last day of trading of Old Gates Shares on the New York Stock Exchange will be Friday, July 17, 2026, and the New Gates Shares are expected to begin trading under the same ticker symbol (“GTES”) on the New York Stock Exchange on Monday, July 20, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC
By:	/s/ L. Brooks Mallard
	Name:	L. Brooks Mallard
	Title:	Chief Financial Officer
Date: July 16, 2026